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                                   EXHIBIT 5

                        OPINION AS TO LEGALITY OF NOTES






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                           [ALSTON&BIRD LETTERHEAD]

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777





                                 March 26, 1996





IRT Property Company
200 Galleria Parkway
Suite 1400
Atlanta, Georgia  30339

Gentlemen:

     This opinion is given in connection with the filing by IRT Property Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to $50.0 million principal amount of 7.45% Notes due April 1, 2001 of the Company (the "Notes"). The Notes are proposed to be issued by the Company pursuant to an indenture dated November 9, 1995 between the Company and SunTrust Bank, Atlanta, Georgia, as Trustee, as supplemented on March 26, 1996 (the "Indenture").

     As counsel to the Company, we have examined the relevant corporate and other documents incident to the giving of this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. Based upon the foregoing, we are of the following opinion:

     The Notes covered by the Registration Statement, when issued, sold and authenticated in accordance with the terms of the Indenture pursuant to the Underwriting Agreement between the Company and Alex. Brown & Sons Incorporated, will be duly authorized, legally issued, valid and binding obligations of the Company.



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March 26, 1996
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     We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus Supplement dated March 21, 1996.

                                             Very truly yours,

                                             ALSTON & BIRD




                                             By:  /s/ F. Dean Copeland
                                                  ------------------------
                                                  F. Dean Copeland